EXHIBIT 23.01

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

     We consent to the inclusion in this Registration Statement of Cytation Corporation on Form SB-2 of the following reports:

1) Our report dated March 24, 2006, with respect to our audits of the consolidated balance sheet and related consolidated statements of operations, stockholders' deficit, and cash flows of Cytation Corporation as of December 31, 2005, which report appears in the Prospectus, which is part of this Registration Statement.

2) Our report dated March 24, 2006, with respect to our audits of the consolidated balance sheet and related consolidated statements of operations, stockholders' deficit, and cash flows of Deer Valley Acquisitions Corp. for the years ended December 31, 2005 and December 31, 2004, which report appears in the Prospectus, which is part of this Registration Statement.

3) Our report dated February 8, 2006, with respect to our audits of the consolidated balance sheet and related consolidated statements of operations, stockholders' equity, and cash flows of Deer Valley Homebuilders, Inc. for the years ended December 31, 2005 and December 31, 2004, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.


/s/ Wheeler, Herman, Hopkins & Lagor, P.A.

Tampa, Florida
June 7, 2006

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